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                                                                    EXHIBIT 10.2


                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         This Fourth Amendment to Credit Agreement is entered into as May 29, 1997, by and between INTERVISUAL BOOKS, INC., a California corporation ("Borrower") and CITY NATIONAL BANK, a national banking association ("CNB").

                                    RECITALS

         A. Borrower and CNB are parties to that certain Credit Agreement, dated May 31, 1994, as amended by that certain First Amendment to Credit Agreement, dated June 19, 1995, as amended by that certain Second Amendment to Credit Agreement, dated July 7, 1995, and as amended by that certain Third Amendment to Credit Agreement, dated June 5, 1996, as herein amended, herinafter the "Credit Agreement".

         B. Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

         NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used in this amendment without definition shall have the meanings set forth in the Credit Agreement.

2.       AMENDMENTS.  The Credit agreement is amended as follows:

         2.1 The definition of "Termination Date" contained in Section 1 of the Credit Agreement is hereby deleted in its entirety, and there shall be added and inserted a new definition of "TERMINATION DATE" as follows:

         ""TERMINATION DATE" shall mean August 31, 1997. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to
         Section 7.3; the date of any such termination will become the Termination Date as that term is used in this Agreement."

         2.2 Section 2. of the Credit Agreement is hereby deleted in its entirety, and there shall be added and inserted a new Section 2. as follows:

         "2. LETTER OF CREDIT FACILITY. CNB will, at the request of Borrower, at any time up to, but not including, the Termination Date, issue Letters of Credit for the account of Borrower. The aggregate face amount of outstanding Letters of Credit will not at any time exceed $750,000.00 (the "Letter of Credit Commitment")."


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         2.3 Section 5.5.5 of the Credit Agreement is hereby deleted in its entirety, and there shall be added and inserted a new Section 5.5.5 as follows:

             "5.5.5 Cash and marketable securities held at CNB of not less than $500,000.00 at all times."

3. EXISTING AGREEMENTS. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

4. CONDITIONS PRECEDENT. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB's satisfaction:

         4.1 CNB shall have received this Amendment duly executed by Borrower.

5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6. GOVERNING LAW. This amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

"Borrower"                                  INTERVISUAL BOOKS, INC., a
                                            California corporation

                                            By:  /s/ Gail A. Thornhill
                                                 -------------------------------
                                                 Gail A. Thornhill, Controller


"CNB"                                       CITY NATIONAL BANK, a national
                                            banking association

                                            By:  /s/ John Curry
                                                 -------------------------------
                                                    John Curry, Vice President


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